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                                                                   EXHIBIT 23.02

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Selected Financial Data" and to the use of our report dated July 13, 1994 in the Annual Report (Form 10-K) of Harris Computer Systems Business.

     We further consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-06253) of Cyberguard Corporation pertaining to the Post-Effective Amendment No. 1 to register 341,589 shares of its Common Stock and in the Registration Statement (Form S-8) pertaining to the Stock Incentive Plan and Employee Savings Plan of Harris Computer Systems Corporation of our report dated July 13, 1994, with respect to the consolidated financial statements of Harris Computer Systems Business included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                          ERNST & YOUNG LLP

Orlando, Florida
September 30, 1996